Exhibit 10.15

AMENDMENT NUMBER ONE

TO THE EURAMAX INTERNATIONAL, INC. SUPPLEMENTAL EXECUTIVE

RETIREMENT PLAN

THIS AMENDMENT to the Euramax International, Inc. Supplemental Executive Retirement Plan (the “Plan”), is adopted by Euramax International, Inc. (the “Company”), effective as of January 1, 2009.

WITNESSETH:

WHEREAS, the Company currently maintains the Plan; and

WHEREAS, the Company previously reserved the right to amend the Plan through action of the Board of Directors or a committee thereof (the “Board”);

NOW, THEREFORE, the Board amends the Plan as follows:

1.

Effective January 1, 2009, Section 2.7 is hereby amended to read as follows:

2.7                                 Constructive Termination: A Constructive Termination shall be deemed to occur (i) solely upon the occurrence of a Change of Control in the event that Executive’s employment with Euramax International, Inc., is terminated, or (ii) upon Executive’s Separation from Service within one year following such Change of Control if the Executive is subject to a material reduction in duties or compensation or authority or is required to relocate from Atlanta, Georgia.

2.

Effective January 1, 2009, a new Section 2.16A is hereby added as follows:

2.16A                 Separation from Service: Separation from Service shall mean separation from service as determined under Code Section 409A and applicable guidance thereunder. For purposes of this Plan, references to a “termination,” “termination of employment” or like terms shall mean “Separation from Service” as defined in herein.

3.

Effective January 1, 2009, the introductory paragraph to Section 3.3 is hereby amended to read as follows:

3.3                                 Benefit Forms and Commencement: Upon the earliest of the following of (a), (b), (c) or (d), the Executive shall receive his benefit in the form of a Lump Sum.

4.

Effective January 1, 2009, Section 3.3(b) is hereby amended to read as follows:

(b)                                 Disability Payment. In the event that benefits become payable due to a Total and Permanent Disability, the benefit (which is fixed and payable as of the date of the Executive’s Separation from Service due to a Total and Permanent Disability), will be payable in a lump sum calculated under Section 2.19 on the basis of the Executive’s then attained age, as of the first day of the month coincident with or next following the date the Executive is determined to have sustained a Total and Permanent Disability.

5.

Effective January 1, 2009, Section 3.5 is hereby amended to read as follows:

3.5                                 Time of Benefit Payment. Payments of Benefits shall commence as soon as administratively feasible, but no later than 90 days following the date such benefits become payable pursuant to Section 3.3, above.

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Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed effective as of the dates set forth above.

EURAMAX INTERNATIONAL, INC.

Date	12/31/2005	By	/s/ S. Kirk Huddleston
			Name	S. Kirk Huddleston
			Title	Assistant Treasurer

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EURAMAX HOLDINGS, INC.

AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Effective June    , 2005

This Amended and Restated Euramax Holdings, Inc. Supplemental Executive Retirement Plan was originally effective upon the Closing, as defined in the Stock Purchase Agreement dated April 15, 2003 by and among Citigroup Venture Capital Equity Partners, L.P. and affiliates, the Company and the Company’s stockholders named therein. This amendment and restatement of the Plan is being adopted in order to permit the Plan to comply with the provisions of Section 409A of the Code. Capitalized terms used and not otherwise defined herein shall have the meaning set forth in Article 2 hereof.

ARTICLE 1 - PURPOSE OF PLAN

Section 1.1                                      Purpose: The purpose of this Plan is to provide supplemental retirement benefits to Mitchell B. Lewis and R. Scott Vansant. The benefits to be provided under this Plan are intended to supplement other retirement benefits provided by the Company through plans qualified under Section 401(a) of the Internal Revenue Code of 1986, nonqualified plans, and the federal Social Security system of the United States. The benefits to be provided under this Plan are intended to be provided in a manner that complies with the requirements of Code Section 409A and the regulations promulgated thereunder.

Section 1.2                                      Design: The Plan is designed to provide supplemental retirement benefits as described in Section 3.3.

ARTICLE 2 - DEFINITIONS

Section 2.1                                      Affiliate: At any time (i) any trade or business, whether incorporated or unincorporated, which at such time is considered to be under common control with the Company or any other company participating in this Plan under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(b), (c) or (o); and (ii) any person or organization which at such time is a member of an affiliated service group (as defined in Code Section 414(m)) with the Company or any other company participating in this Plan.

Section 2.2                                      Board: The Board of Directors of Euramax Holdings, Inc..

Section 2.3                                      Change-In-Control: The sale of Euramax Holdings, Inc., in a single transaction or a series of related transactions, to an independent third party (which is not an Affiliate of any member of the Investor Group) pursuant to which such third party acquires (a) a greater percentage of the fully diluted voting power represented by the share capital and other securities of Euramax Holdings, Inc. than that owned and controlled by the Investor Group immediately following such transaction (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding share capital or otherwise), or (b) all or substantially all of the consolidated assets of Euramax Holdings, Inc., in each case, which sale has been approved by the Board and the holders of a majority of the outstanding ordinary shares of Euramax Holdings, Inc., voting together as a single class. The consummation of the transactions contemplated by the Agreement and Plan of Merger by and among GSCP Emax Acquisition, LLC, Emax Merger Sub, Inc. and the Company, dated as of April 12, 2005, as amended, shall constitute a Change-in-Control.

Section 2.4                                      Code: The Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

Section 2.5                                      Company: Euramax International, Inc., which, upon the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among GSCP Emax Acquisition, LLC, Emax Merger Sub, Inc. and the Company, dated as of April 12, 2005, as amended, shall thereafter be called Euramax Holdings, Inc.

Section 2.6                                      Compensation and Employee Benefits Committee: The Compensation and Employee Benefits Committee as established by the Board.

Section 2.7                                      Constructive Termination: A Constructive Termination shall be deemed to occur solely upon the occurrence of a Change of Control in the event that Executive’s employment with the Company is terminated by the Company or the Executive is subject to a material reduction in duties or compensation or authority or is required to relocate from Atlanta, Georgia and subsequently terminates his employment with the Company, in either case, within one year following such Change of Control.

Section 2.8                                      Executive: Executive shall mean each of Mitchell B. Lewis and R. Scott Vansant.

Section 2.9                                      Investor Group: Collectively, the individuals and entities party to the Shareholders Agreement dated September 25, 1996, and any successor agreement thereto, and each of their respective Affiliates.

Section 2.10                                Life Annuity: An income payable monthly, beginning as of the first day of the month for which the Executive’s Plan benefits are scheduled to commence under this Plan and ending as of the first day of the month in which the Executive dies.

Section 2.11                                Lump Sum: The full single cash payment of the balance of a Executive’s vested benefit, the value of which shall be the Value Equivalent of a Life Annuity (reduced for early commencement, if necessary).

Section 2.12                                Plan: The “Amended and Restated Euramax Holdings, Inc. Supplemental Executive Retirement Plan,” as set forth herein or in any amendment hereto.

Section 2.13                                Plan Administrator: The individual or committee appointed by the Board, who shall have the same powers and those duties with respect to the Plan as those described in the Euramax Saving Plan. The Plan Administrator is the named fiduciary for purposes of the Employee Retirement Income Security Act of 1974, as amended.

Section 2.14                                Plan Year: The calendar year.

Section 2.15                                Retirement Date: The first day of the month coincident with or next following the date the Executive attains age 55 and actually terminates employment with the Company, or, in the event that there has been a Change-in-Control and the Executive’s employment with the Company has terminated prior to his attainment of age 55 (other than pursuant to a Constructive Termination), the first day of the month in which the Executive attains age 55.

Section 2.16                                Spouse: The individual to whom the Executive is legally married as of the earlier of the Executive reaching his Retirement Date, suffering a Total and Permanent Disability, death, or upon the Change-In-Control of the Company.

Section 2.17                                Total and Permanent Disability means the Executive has become “Disabled” as that term is defined in Section 409 A(a)(2)(C) of the Code.

Section 2.18           Value Equivalent: The Life Annuity amount, as adjusted in the manner set forth below to calculate a Lump Sum:

Lump Sum Factor

The Life Annuity Amount will be converted to a lump sum using the applicable mortality table and the applicable interest rate both as prescribed by section 417(e)(3) of the Code or any applicable provision of successor legislation, provided that the lump sum amount payable at age 65 will be $500,000.

ARTICLE 3 - BENEFITS

Section 3.1                                      Benefit Amount: The “Benefit” is a Lump Sum single cash payment that is the Value Equivalent of an annual amount payable in the form of a Life Annuity starting at age 65 and equal to $46,000. At the time of the Executive’s Retirement Date, death, Total and Permanent Disability, or Constructive Termination, the above dollar amount shall be multiplied by the following payment reduction factor, provided that in the event of a Constructive Termination or Total and Permanent Disability prior to age 55, the Executive shall be deemed to have attained age 55 at the time of such Constructive Termination or Total and Permanent Disability.

Age At Retirement Date, Death, Disability or Change-in-control	Payment Reduction Factor
65 and later	100%
64	96%
63	92%
62	88%
61	84%
60	80%
59	76%
58	72%
57	68%
56	64%
55	60%

Section 3.2                                      Forfeiture of Benefit: If it is the conclusion of the Board that the Executive has engaged in any acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing, in each case that results in substantial harm to the business or property of the Company, he shall forfeit and be ineligible to receive any benefits under this Plan, and any benefits paid to such Executive (or Spouse) can be recovered by the Company. The recovery of any benefits paid to such Executive shall not preclude the Company from taking any other actions against the Executive.

Section 3.3                                      Benefit Forms and Commencement: The Executive shall receive a full single cash payment of the Lump Sum upon the first day of the month immediately following the earliest to occur of:

(a)           the Executive’s Retirement Date;

(b)           the Executive’s Total and Permanent Disability;

(c)           the Executive’s death; and

(d)           the Executive’s Constructive Termination.

Section 3.4                                      Vesting of Benefits: An Executive’s benefits under this Plan are not vested until the earlier of the date the Executive attains age 55, dies, becomes Totally and Permanently Disabled, or the occurrence of a Change-in-Control. If an Executive’s employment with the Company terminates, for any reason, before his benefits have vested, the Executive will not be entitled to any benefits hereunder.

Section 3.5                                      Mental or Legal Incompetence: The Company, in its sole discretion, may make distribution to the guardian or other legal representative of the Executive or

Spouse, if the Executive or Spouse is determined by a court of proper jurisdiction to be mentally or legally incompetent to receive such benefit distribution. Any such distribution shall be in full and complete satisfaction of any and all claims whatsoever by or on behalf of such Executive under this Plan against the Company, the Plan Administrator, any member of the Board, other Executives or officers of the Company, other employees, shareholders and any other person acting on behalf of them.

Section 3.6                                      Benefits Unfunded: The benefits payable under the Plan shall be paid by the Company and shall not be funded.

ARTICLE 4 - MISCELLANEOUS

Section 4.1                                      Amendment or Termination: The Board, or the Compensation and Employee Benefits Committee of the Board, shall have the right to amend this Plan from time to time and to terminate this Plan at any time; provided, however, except as provided in Section 3.2, no such action shall reduce the Executive’s Accrued Benefit (defined for this purpose as the Life Annuity to which Executive would be entitled as of the date of such action under Sections 2.11 and 3.1 and adjusted, if necessary, to its Value Equivalent under Section 2.18) or defer the time for paying such benefits under Section 3.3.

Section 4.2                                      Company Liability: Nothing in this Plan shall be construed to limit in any way the right of the Company to terminate the employment of the Executive at any time; or to be evidence of any agreement or understanding, express or implied, that the Company or any affiliate company will employ the Executive in any particular position or at any particular rate or remuneration or for any particular period of time.

Section 4.3                                      Indemnification: The Company shall indemnify and hold harmless the Administrator, any member thereof and any employee who may act on behalf of the Company in the administration of this Plan from and against any liability, loss, cost or expense (including reasonable attorneys’ fees) incurred at any time as a result of or in connection with any claims, demands, actions or causes of action of the Executive, any person claiming through or under any of them, or any other person, party or authority claiming to have an interest in this Plan or standing to act for any persons or groups having an interest in this Plan, for or on account of, any of the acts or omissions (or alleged acts or omissions) of the Administrator, any member thereof or any such employee, except to the extent resulting from such person’s willful misconduct.

Section 4.4                                      Tax Effects: This Plan is intended to comply with the requirements, conditions and limitations of Section 409A of the Code and the regulations promulgated thereunder from time to time. Any word, phrase, clause, provision or term of this Plan that conflicts with Section 409A of the Code or such regulations or would otherwise cause an acceleration of income recognition, or the payment of tax penalties or interest under Section 409A of the Code shall be null and void, ab intio and the Company and the Executive shall amend the Plan as and when needed in order for it to be in compliance with such section and regulations.

Section 4.5                                      No Assignment: Binding Effect: Neither the Executive nor Spouse shall have the right to alienate, assign, commute or otherwise encumber his benefit for any purpose whatsoever, and any attempt to do so shall be disregarded completely as null and void. The provisions of this Plan shall be binding on the Executive and on each person who claims a benefit under him and on the Company.

Section 4.6                                      Construction: This Plan shall be construed in accordance with the laws of the State of Delaware. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions of this Plan. In the construction of this Plan, the masculine shall include the feminine and the singular the plural wherever appropriate.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and seal this Amended and Restated Supplemental Executive Retirement Plan as of this       day of June, 2005.

PLAN SPONSOR:

EURAMAX HOLDINGS INC.

By:	/s/ J. David Smith
J. David Smith

Title:	Chairman, President & CEO

(CORPORATE SEAL)

Attest:

Title: